UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2008

CHORDIANT SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29357	93-1051328
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20400 Stevens Creek Boulevard, Suite 400 Cupertino, CA 95014
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 517-6100

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On May 29, 2008, Chordiant Software, Inc. (the “Company”) entered into a Memorandum of Understanding re Compromise and Settlement  (“MOU”) regarding the settlement of the consolidated derivative action arising out of allegations concerning the improper backdating of certain stock option grants, entitled In re Chordiant Shareholder Derivative Litigation, Case No. C 06-04671 JW (the “Action”), which was filed in the United States District Court for the Northern District of California (the “Court”) in 2006. The MOU was executed by the attorneys for the lead plaintiffs, Jesse Brown and Louis Suba, the Company, and the other individual defendants named therein (the “Parties”). Pursuant to the MOU, the final settlement of the Action is subject to Plaintiff’s completion of certain confirmatory investigative efforts, the execution of formal documentation by the Parties and approval by the Court.

Under the terms of the MOU, the Company agreed (i) to implement (or retain, where changes have already been implemented) certain corporate governance reforms, including the maintenance of a policy to encourage at least two-thirds of the members of the Board of Directors of the Company (the “Board”) to qualify as independent under a definition of “independence” that is more stringent than NASDAQ Rule 4200(a)(15), and the expansion of the size and meeting frequency of the Compensation Committee of the Board; (ii) to implement a process by which the Compensation Committee will recommend to the Board, and the Board will approve, all grantees, amounts and dates of all grants of stock options to executive officers of the Company pursuant to guidelines set forth in the MOU, and the Board will not delegate such responsibilities, (iii) to designate a compliance representative to monitor compliance with the terms of stock options plans and the corporate governance reforms set forth in the MOU, and (iv) to retain an independent consultant to assist in the Board’s evaluation of the Company’s executive compensation policies, practices and procedures at least once every three years for the next six years following the final Court approval of the settlement.  The Company also agreed to pay Plaintiff’s attorneys’ fees and reimburse expenses of up to $850,000.   The out-of-pocket cost to the Company in connection with the settlement is $50,000.

The foregoing description of the MOU does not purport to be complete and is qualified in its entirety by the MOU attached as Exhibit 10.70 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2008, the Board amended and restated the Company’s Bylaws  (the “Bylaws”) and approved the following changes in the Bylaws:  (i) Article III of the Bylaws has been revised to clarify the notice and other procedures relating to the annual and special stockholder meetings; and (ii) Article VII of the Company’s Bylaws  has been revised to make affirmative provision for the issuance and transfer of uncertificated shares of capital stock in accordance with requirements of the electronic Direct Registration System (DRS) administered by the Depository Trust Company.  The amendments became effective immediately upon adoption by the Board.  A copy of the amended and restated bylaws is filed herewith as Exhibit 3.2.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws
10.70	Memorandum of Understanding re Compromise and Settlement, dated May 29, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2008	CHORDIANT SOFTWARE, INC.

	By:	/s/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.2	Amended and Restated Bylaws
10.70	Memorandum of Understanding re Compromise and Settlement, dated May 29, 2008